UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934.

Date of Report: August 25, 2010

(Date of earliest event reported)

Oragenics, Inc

(Exact name of registrant as specified in its charter)

FL	001-32188	59-3410522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3000 Bayport Drive, Suite 685 Tampa, FL	33607
(Address of principal executive offices)	(Zip Code)

813-286-7900

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

(a)	The 2010 annual meeting of shareholders of Oragenics, Inc. was held on August 25, 2010.

(b)	At the annual meeting, the following proposals were voted on by our shareholders:

PROPOSAL I: Election of Directors.

David Hirsch, Jeffrey Hillman, Christine Koski, Robert Koski, Charles Pope and Frederick Telling were elected as Directors, to serve until the our next annual meeting of shareholders or until their respective successors are elected and qualified or until their earlier resignation, removal from office or death. The votes were as follows:

	For	Withheld	Broker Non-Votes
David Hirsch	73,274,113	11,140,180	9,617,403
Jeffrey Hillman	73,270,113	11,144,180	9,617,403
Christine Koski	84,223,428	190,865	9,617,403
Robert Koski	84,216,408	197,885	9,617,403
Charles Pope	84,269,993	144,300	9,617,403
Frederick Telling	84,308,493	105,800	9,617,403

PROPOSAL II: Approval of an amendment to our Articles of Incorporation to effect a reverse stock split of our common stock at the discretion of our Board of Directors

Our shareholders approved an amendment to our Articles of Incorporation to effect a reverse stock split of our common stock by a ratio of not less than one-for-two and not more than one-for-twenty with the exact ratio to be set at a whole number within this range to be determined by our Board of Directors in its discretion and to authorize our Board of Directors to implement the reverse stock split at any time prior to the date of the next annual meeting of shareholders by filing an amendment to our articles of incorporation. The votes were as follows:

FOR	81,315,428
AGAINST	12,646,317
ABSTAIN	69,951
BROKER NON-VOTES	—

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on this 30th day of August, 2010.

ORAGENICS, INC. (Registrant)

BY:	/s/ David B. Hirsch
David B. Hirsch President and Chief Executive Officer